EXHIBIT 99.2

May 10, 2006

David Evans
1464 Lindacrest Drive
Beverly Hills, CA 90210

Dear David:

The following sets forth the proposed agreement between you and Crown Media Holdings, Inc. (“Crown Media” or “the Company”) regarding your separation from employment effective June 16, 2006 (“Separation Date”). In connection with your separation, the Company agrees to do the following:

1.                                       To pay you your full base pay and prorata bonus payments (less appropriate payroll deductions) on regularly scheduled paydays at your current salary through your Separation Date. Amounts paid under this paragraph shall be included in calculating your benefits under the Company benefit plans.

2.                                       To continue your benefits under the Company benefit plans through your Separation Date. Following your Separation Date, if you are a plan participant, you will be entitled to distribution of any vested accrued benefits in the Company’s 401(k) benefit plans.

Provided that you have previously returned this signed agreement to the Company, the Company agrees:

A.                                   To pay you on the later of fifteen (15) days after your (i) Separation Date or (ii) the date you return this signed agreement to the Company, a lump sum amount of Six Hundred Twenty-Six Thousand Two Hundred Fifty Dollars ($626,250.00) (less appropriate payroll deductions). This amount includes all accrued but unused vacation pay. The lump sum amount paid under this paragraph shall not be included in calculating your benefits under any Company benefit plan.

B.                                     You were granted 115,000 Restricted Stock Units (“RSU”) in the Crown Media Holdings, Inc. 2005 Restricted Stock Unit Agreement (“RSU Agreement”) dated as of August 2005 (attached hereto as Attachment A). The RSUs granted pursuant to the RSU Agreement will vest and be settled in accordance with the terms of the RSU Agreement. For purposes of this agreement (“Severance Agreement”), Change of Control, as defined in paragraph 2(b)(ii) the RSU Agreement, must occur within ninety (90) days after June 16,

2006. Any amount under this paragraph shall not be included in calculating benefits under any Company benefit plan.

C.                                     To pay you a lump sum amount of Four Thousand Dollars ($4,000) (less appropriate payroll deductions) for you to apply toward the expense of health care premiums either in the United States or Australia. This amount shall not be included in calculating your benefits under any Company benefit plan.

D.                                    The transaction bonus provision set forth in paragraph 3(b)(ii) of your Employment Agreement Amendment No. 2 (“Amendment No. 2”), effective as of August 2005 (attached hereto as Attachment B) will be effective if there is a Change in Control as defined in paragraph 3(b)(ii) of Amendment No. 2 within ninety (90) days after June 16, 2006.

In return for the above payments and benefits, you agree:

A.                                   To resign from your employment and sign and return a copy of this letter. You have twenty-one (21) days from the date you receive this letter in which to consult an attorney and consider whether you want to accept and sign this agreement. This agreement will become effective on the eighth (8th) day after you sign it and you have the right to revoke the agreement during the seven-day period after you sign it. You agree that any changes to this Agreement, whether material or immaterial, will not restart the running of the 21-day period.

B.                                     To release and forever discharge Crown Media Holdings, Inc., Crown Media United States, LLC and their parent companies and their respective subsidiaries, predecessor companies, affiliates, officers, agents, directors and employees (“released parties”), of and from all liability, actions, claims (including any rights and claims under the Age Discrimination in Employment Act and any other employment discrimination claims), demands, damages, costs and expenses, under the laws of any country which you may now or hereafter have on account of, arising out of, or in connection with all transactions between you and the parties herein released through the date this agreement is executed, including, but not limited to, your employment and the termination thereof.

C.                                     It is understood and agreed that this is a full and final release covering all known or unknown, undisclosed and unanticipated losses, wrongs, injuries, debts, claims or damages to you which may have arisen, or may arise from any act or omission prior to the date of execution of this letter agreement arising out of or related, directly or indirectly, to your employment, or separation from employment with Crown Media, or to any personal or professional relationship between you and/or the employees, agents, representatives, parent companies, subsidiaries, predecessor companies and affiliates of Crown Media during your employment with Crown Media, as well as those alleged losses, wrongs, injuries, debts, claims or damages now known or disclosed which have arisen, or may arise as a result of any act or omission. Therefore, you hereby waive any and all rights or benefits which you may now have, or in the future may have, under the terms of Section 1542 of the California Civil Code, which provides as follows:

A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which, if known by him, must have materially affected his settlement with the debtor.

D.                                    To make no disclosure or use whatsoever of any proprietary or confidential information, data, developments or trade secrets belonging to the Company, or any of its parent companies, predecessors or their respective subsidiary or affiliated companies.

E.                                      To not retain any business records or documents relating to any activity of the Company, or any of its parent companies, predecessors or their respective subsidiary or affiliated companies, and to promptly return any business records or documents and any other property belonging to the Company.

F.                                      That your employment relationship and all contractual agreements with the Company or related entities are terminated, other than as provided in this Severance Agreement, and you are owed no additional compensation in connection with your employment or the termination of your employment, and that Crown and the released parties will have no obligation to provide you at any time in the future any payments or benefits, other than those provided for in this agreement and vested benefits under any Crown ERISA benefit plans.

G.                                     To cooperate with the Company and its parent companies, predecessors and their respective subsidiaries and affiliates in the defense of any legal matter involving any other employee of the Company, its parent companies or their subsidiaries and affiliates or involving any other matter that arose during your employment, provided that the Company will reimburse you for your reasonable travel and out-of-pocket expenses incurred in providing such cooperation and assistance.

H.                                    To cooperate in the execution and completion of any and all corporate documents required by your position as officer or director of any and all companies affiliated with the Company. To resign from all such officer and director positions, and to sign any and all documents necessary to record your resignations from all such positions.

I.                                         To acknowledge and agree that the payments and benefits you receive under this agreement supersede and replace any rights you may have had under any severance pay plan in existence now or in the future at the Company or any related entity.

Please acknowledge your review, understanding and full and knowing acceptance of the terms of this proposed Severance Agreement by signing and returning duplicate originals.

Very truly yours,
CROWN MEDIA HOLDINGS, INC.

By	/s/ Charles Stanford

Title	Executive Vice President and General Counsel

Agreed and accepted this        day of                      , 2006.

/s/ David Evans

DAVID EVANS